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                                                                    EXHIBIT 4.3B
                                                                    ------------

                                FORM OF WARRANT
                                ---------------



THE SECURITIES REPRESENTED BY THIS WARRANT, INCLUDING THE UNDERLYING COMMON STOCK, HAVE NOT BEEN REGISTERED WITH, APPROVED OR OTHERWISE REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR ANY OTHER FEDERAL OR STATE AGENCY. THE SECURITIES HAVE BEEN ISSUED TO THE PERSON WHOSE NAMES APPEARS ON THE FACE OF THIS WARRANT IN RELIANCE UPON LEGALLY-RECOGNIZED EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAW. BEFORE THIS WARRANT MAY BE OFFERED, SOLD OR PURCHASED, AN OPINION OF COUNSEL MUST BE OBTAINED STATING THAT THE OFFER, SALE OR PURCHASE, AS THE CASE MAY BE, WILL NOT VIOLATE FEDERAL OR ANY STATE'S SECURITIES LAWS. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS IMPOSED BY THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION. A COPY OF THE CORPORATION'S CERTIFICATE OF INCORPORATION AND BYLAWS CAN BE OBTAINED AT THE PRINCIPAL OFFICES OF THE CORPORATION.



                              Warrant to Purchase

                         500,000 Shares of Common Stock

                              CASINO AMERICA, INC.

             (Incorporated under the laws of the State of Delaware)

                             STOCK PURCHASE WARRANT

Void after 5:00 p.m., Eastern Standard Time, on October 1, 2001

     This is to certify that _____________________ ("Holder"), or its assigns, is entitled, subject to the terms and conditions hereinafter set forth, on or before 5:00 p.m. Eastern Standard Time, on October 1, 2001 to purchase 500,000 shares of Common Stock ("Share(s)") of Casino America, Inc. (the "Company") from the Company at an exercise price of $10.50 (the "Exercise Price") per Share. Upon presentation and surrender of this Warrant, together with the form of subscription duly executed and the payment to the Company of the Exercise Price by certified or cashier's check payable to the order of the Company, the Holder will be entitled to receive a certificate representing the Shares so purchased as well as a new Warrant for any Warrants not exercised.
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     1.  Except to the extent that this Warrant provides otherwise, the purchase rights represented by this Warrant are exercisable at the option of the Holder at any time within the period specified above, for all or any whole number of Shares which are subject to this Warrant. The Company agrees to reserve from its authorized and unissued shares a sufficient number of unissued Shares to provide for the issuance and delivery of all shares purchasable pursuant to this Warrant.

     2. Except to the extent that this Warrant expressly provides otherwise, the Holder shall not be entitled to any of the rights of a shareholder of the Company; but immediately upon the exercise of this Warrant and upon payment and receipt by the Company as provided herein, the Holder shall be deemed a record owner of the shares so purchased and, as such, shall have all of the rights of such a record owner.

     3. Subject to the limitations and restrictions provided herein and by operation of federal and state securities laws, this Warrant and all rights hereunder are transferable by the Holder, in whole or in part, in person or by duly authorized attorney, on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Shares when issued shall be fully paid and nonassessable.

     4. The Company may deem and treat the Holder as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     5. Unless such exercise is registered or exempt from registration under federal and state securities laws, this Warrant shall not be exercisable except for a security which at the time of such exercise is exempt under the Securities Act, is the subject matter of an exempt transaction, is registered by description, by coordination, or by qualification, or at such time is the subject matter of a transaction which has been registered by description.

     6. The number of Shares purchasable pursuant to this Warrant and/or the Exercise Price shall be subject to adjustment from time to time as hereinafter set forth in the following subsections of this Section 6.

          a. In any of the following events, occurring hereafter, appropriate adjustment shall be made in the number of Shares purchasable pursuant to this Warrant and/or the Exercise Price, so as to maintain the proportionate interest of the Holder: (i) recapitalization of the Company through a split-up of the outstanding common shares or a combination of the outstanding common shares into a lesser number; (ii) declaration of a dividend on the common shares, payable in common shares or other securities convertible into common shares; or (iii) any stock split or reverse

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stock split with respect to the common shares.  Irrespective of any adjustment or change in the purchase price per share or in the number of the Shares purchasable pursuant to this Warrant or any other warrants of like tenor, series and date, such warrants may continue to express the purchase price per share and the number of shares purchasable thereunder as expressed when initially issued.

          b. If the Company offers for subscription any of its shares of capital stock or other securities convertible into common shares, to the record owners of the common shares as a class or classes, the Holder shall be entitled to subscribe for the same number of common shares as the Holder would have been entitled to subscribe for the same number of common shares as the Holder would have been entitled to purchase had the Holder theretofore fully exercised this Warrant and become a shareholder.

          c. In the event that the Company, or any successor, shall be consolidated or merge with or into another entity, or all or substantially all of the Company's assets shall be sold to another corporation in exchange for stock with the view of distributing such stock to the Company's shareholders, the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance, and adequate provisions to that effect shall be made a condition of such consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section of the Warrant. The Holder shall receive notice of any such transaction.

          d. In the event that any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, shall at any time be proposed, the Company shall give to the Holder at least 20 days' prior written notice of the date as of which the record owners of the Shares will be fixed in respect of their right to exchange their Shares for the securities or other property distributable upon such dissolution, liquidation or winding up. In the event that such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto shall automatically terminate and become null and void as of the fixed date referred to above.

          e. Upon the occurrence of any event requiring any adjustment of the number of Shares purchasable pursuant to this Warrant and/or the purchase price per share, the Company shall promptly give to the Holder written notice thereof and the adjustment(s) resulting therefrom, which notice shall set forth in reasonable detail the computations which constitute the basis for such adjustment(s). The Company's Board of Directors shall in good

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faith determine all such adjustments, which shall be binding upon the parties.

     7. Each certificate for the Shares purchasable pursuant to this Warrant will, when issued, bear a legend which describes and/or refers to the restrictions imposed on the transfer of the Shares by federal and state securities laws as well as any standard gaming legend then required to be affixed to the certificates by any state regulatory authorities.

     8. After such time as any of the Shares have been purchased, the Company agrees to use its best efforts to file all reports necessary to enable the holder to use Rule 144 of the Securities Act.

     9.  Registration Rights.

          a. The Holders of at least 25% of the Warrants may request registration under the Securities Act of 1933, as amended (the "Act") and appropriate state securities laws, of all or part of the Warrant Shares issuable upon exercise of their Warrants (the "Registrable Securities"). Promptly upon receipt of such request, the Company will use its best efforts to effect the registration under the Act of the Registrable Securities which the Company has been so requested to register by the Holders thereof.

          b. The Company shall advise the Holder of this Warrant or of the Warrant Shares by written notice at least two weeks prior to the filing of any new registration statement or post-effective amendment thereto under the Act covering securities of the Company and will, upon the request of at least the Holders of at least 25% of the Registrable Securities, include in any such new registration statement such information as may be required to permit a public offering of all or any portion of the Registrable Securities.

          c. Notwithstanding the provisions of Section 9(b) above, no such obligations shall apply to: (i) a registration statement on Forms S-4 or S-8;
(ii) if any underwriter of the Company's securities determines for any reason that it would not permit such registration; or (iii) if the Holder has had two prior opportunities to have its securities registered.

          d. The Company and the Holder shall supply and furnish indemnification in the manner set forth herein.

          e.  The following provisions of this Section shall also be applicable:

              (i) Any Holder whose Registrable Securities are included in any such registration statement pursuant to this Section shall bear all of the fees and disbursements of its own

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counsel and his pro rata share of any registration fees, transfer taxes or underwriting discounts or commissions or other underwriting compensation and charges applicable to the Registrable Securities sold by him pursuant thereto; provided, however, in the event of a registration upon request pursuant to
Section 9.a. above, the Holders whose Registrable Securities are included in any such registration statement shall pay their pro rata share of all costs, expenses, commissions and other fees of such registration. The exercise by the Holder of the Warrants shall be effective at the time of the Closing of the Offering.

              (ii) The Company shall indemnify and hold harmless each Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such Holder any Registrable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein. The Holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein. This indemnification by the Holder shall be limited to the net proceeds received by the Holder from any offering.

          f. The Company's agreements with respect to Registrable Securities in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

          g. This right of registration shall in all instances be subject and limited to a proration of securities if requested by an underwriter, with all other shareholders of the Company who own restricted securities and who request registration at such time.

     10. Notices herein required or permitted to be given to the Holder by the Company shall be given by first class mail, postage

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prepaid, addressed to the Holder at the address of such Holder appearing in the records of the Company and shall be deemed to have been given when sent pursuant to the provisions hereof.

     11. This Warrant shall be construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on this _____ day of ________________, 1996.

                                       CASINO AMERICA, INC.


                                       By:
                                           -----------------------------
                                                Authorized Signatory

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                               SUBSCRIPTION FORM
                               -----------------


(To be executed by the Holder to exercise the rights to purchase the Shares evidenced by the within Warrant)


CASINO AMERICA, INC.
711 Washington Loop
Biloxi, Mississippi 39530


     The undersigned hereby irrevocably subscribes for _________ Shares pursuant to and in accordance with the terms and conditions of this Warrant, herewith encloses the purchase price therefor in the form or forms permitted by this Warrant and requests that a certificate for the Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.


Dated:                                 Signed:
       -----------------------                 ----------------------------
                                       Address:
                                                ---------------------------

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                                ASSIGNMENT FORM
                                ---------------


     FOR VALUE RECEIVED, _______________________________________________________
hereby sells, assigns and transfers unto

Name: __________________________________________________________________________
                  (Please typewrite or print in block letters)

Address: _______________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________________ Attorney, to
transfer the same on the books of the Company with full power of substitution in the premises.


Date: ____________________, 199_


Signature:
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Signature Guaranty:
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(By a member of the New York Stock Exchange or a commercial bank or trust company in New York City.)